UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-11(c) or §240.14a-12

PULSE BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PULSE BIOSCIENCES, INC.

3957 Point Eden Way

Hayward, CA 94545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m., Eastern Time, on June 11, 2026

Dear Pulse Biosciences, Inc. Stockholder:

You are cordially invited to attend our 2026 annual meeting of stockholders (the “Annual Meeting”), which will be held on June 11, 2026, at 11:00 a.m., Eastern Time.

Details regarding the business to be conducted at our Annual Meeting are described more thoroughly in the accompanying Proxy Statement. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company’s independent auditors, will be present to respond to any appropriate questions stockholders may have.

Once again, this year’s Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PLSE2026. Please have your proxy card in hand when you visit the website. During the Annual Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the Proxy Statement:

1.         To elect seven directors from the nominees named in the accompanying Proxy Statement to hold office until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.         To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.         To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 28, 2026 as the record date for the Annual Meeting. Only stockholders of record on April 28, 2026 are entitled to notice of, and to vote at, the Annual Meeting. It is important that your shares are represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you received with the Proxy Statement. Your vote must be received by 11:59 p.m., Eastern Time, on June 10, 2026.

YOUR VOTE IS IMPORTANT.  Whether or not you plan to attend the virtual Annual Meeting, we request that you submit your vote via the Internet, telephone or mail.  Thank you for your continued support of Pulse Biosciences.

Sincerely,

Paul A. LaViolette, Chief Executive Officer & Co-Chairman of the Board of Directors

PULSE BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m., Eastern Time, on June 11, 2026

GENERAL INFORMATION

We are providing you with this Proxy Statement and the enclosed form of proxy in connection with the solicitation by our Board of Directors for use at our 2026 annual meeting of stockholders (the “Annual Meeting”). Once again, the Annual Meeting will be conducted virtually via live audio webcast by visiting www.virtualshareholdermeeting.com/PLSE2026 on June 11, 2026, at 11:00 a.m., Eastern Time. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, the terms “we,” “us,” “our,” “Pulse Biosciences,” and the “Company” all refer to Pulse Biosciences, Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about May 11, 2026. See the section entitled “Fiscal Year 2025 Annual Report and SEC Filings” for information on accessing our 2025 Annual Report to Stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website addressed in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own.  The person you designate is your “proxy,” and you give your proxy the authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet.  We have designated Paul A. LaViolette, our President and Chief Executive Officer, and Jon Skinner, our Chief Financial Officer, to serve as proxies for the Annual Meeting.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

Proposal 1: To elect seven directors from the nominees named in this Proxy Statement to hold office until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier resignation or removal;

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

Proposal 3: To vote on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

●	“FOR” the election of the seven directors nominated by our Board of Directors and named in this Proxy Statement; and

●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters.  The persons named on the proxy card intend to vote the proxy in accordance with their best judgment.  Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting.  We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 28, 2026, which we refer to as the record date, may vote at the Annual Meeting.  In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by her, him or it on the record date.  Stockholders are not permitted to cumulate votes with respect to the election of directors.

A complete list of these stockholders will be available at www.virtualshareholdermeeting.com/PLSE2026 for ten days prior to the Annual Meeting.  A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record.  You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent.  If you are a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

Beneficial Owners.  You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name.  Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.”  If you were a beneficial owner on the record date, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides.  However, because beneficial owners are not stockholders of record, if you were a beneficial owner on the record date, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.  Please see the section of this Proxy Statement entitled “What if I do not specify how my shares are to be voted?” for more information.

Do I have to do anything in advance if I plan to attend the Annual Meeting?

The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast.  You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on April 28, 2026 or if you hold a valid proxy for the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.  The live audio webcast will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time.  Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

How do I ask questions during the Annual Meeting?

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it were held in a physical location.  If you wish to submit a question during the meeting, you may log into www.virtualshareholdermeeting.com/PLSE2026 and enter your 16-digit control number.  Once past the login screen, click on “Question for Management,” type in your question, and then click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.  Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/PLSE2026.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:

●

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope.  Sign your name exactly as it appears on the proxy card.  Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

●

By telephone or via the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card.  We recommend that you have your proxy card in hand when voting by telephone or via the Internet.  If you vote by telephone or via the Internet, you do not need to return a proxy card by mail.  Internet and telephone voting are available 24 hours a day; however, votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2026.

Beneficial Owners.  If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares.  You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares.  The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee.  Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.

Whether or not you plan to attend the Annual Meeting, we request that you vote by proxy to ensure your vote is counted.  To vote, you will need the control number.  The control number will be included in your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name.”

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  Please be aware that you must bear any costs associated with your Internet access.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	signing and returning a new proxy card with a later date;

●	entering a new vote by telephone or via the Internet by 11:59 p.m., Eastern Time, on June 10, 2026;

●	delivering a written revocation to our Corporate Secretary at Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward CA 94545 by 5:00 p.m., Pacific Time, on June 10, 2026; or

●	following the instructions at www.virtualshareholdermeeting.com/PLSE2026.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow its instructions on changing your vote.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	“FOR” the election of the seven directors nominated by our Board of Directors and named in this Proxy Statement for a one-year term and until their successors are duly elected; and

●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on each particular matter presented.  Under the rules of The Nasdaq Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters, such as Proposal 1, absent direction from you.  Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on Proposal 1.

What constitutes a quorum, and why is a quorum required?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our bylaws and Delaware law.  The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.  As of the close of business on the record date of April 28, 2026, we had 68,348,235 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 34,174,118 shares of common stock must be represented at the Annual Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting.  Abstentions and broker non-votes will also count towards the quorum requirement.  If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is the effect of a broker non-vote?

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting.  A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal.  Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present and entitled to vote (Proposal 2).

What is the vote required for each proposal?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal 1:	Election of directors.	Plurality of votes cast	No
Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Majority of the shares entitled to vote and present	Yes

With respect to Proposal 1, you may vote FOR or AGAINST any of the nominees for election as a director, or you may ABSTAIN from voting on any nominee.  The election of directors requires a plurality vote of the shares of our common stock present, including by proxy, at the Annual Meeting and entitled to vote thereon to be approved.  “Plurality” means that the nominees who receive the largest number of FOR votes are elected as directors.  As a result, any shares not voted FOR a particular nominee (whether as a result of a vote AGAINST, a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST Proposal 2.

Who will count the votes?

Broadridge Corporate Issuer Solutions, Inc., our transfer agent, has been engaged to receive and tabulate stockholder votes.  Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes, as well as the votes cast with respect to the two advisory votes.  Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of the proxy materials.  Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation.  In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders.

Why hold an audio virtual Annual Meeting?

We decided to hold a virtual meeting this year, as we did last year, because we believe this format will allow for greater participation by our stockholders, directors and management. Furthermore, our stockholders will be able to maintain the same rights and opportunities as they would have at an in-person meeting because they will have the opportunity to ask questions online.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting.  Final results also will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the Annual Meeting.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.  Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders.  This method of delivery, known as “householding,” permits us to realize certain cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders.  Under this process, certain stockholders will receive only one Notice card and any additional proxy materials that are delivered, until such time as one or more of these stockholders notifies us that they want to receive separate copies.  Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at 510-241-1077 or IR@pulsebiosciences.com or Investor Relations, Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545.

Beneficial owners may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals for 2027 Annual Meeting

We intend to hold our 2027 annual meeting of stockholders in either May or June of 2027. Pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 (the “Exchange Act”), the submission deadline for stockholder proposals to be included in our proxy materials for the 2027 annual meeting of stockholders is either (i) 120 days before the date that our proxy statement for the 2026 annual meeting of stockholders is first made available to our stockholders or (ii) if the date of the 2027 annual meeting is changed by more than 30 days from the one-year anniversary of the 2026 annual meeting date, then a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting. Because we anticipate our 2027 annual meeting will be held in either May or June 2027, we will give our stockholders a reasonable amount of time to submit any stockholder proposals to be included in our proxy materials for the 2027 annual meeting of stockholders.  To be considered timely, all such proposals must be in writing and received by our Corporate Secretary at Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545 by close of business on or before Monday, January 11, 2027 in order to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders.  Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2027 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws, as in effect from time to time.  For the 2027 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545, no later than the close of business on the 45th day, nor earlier than the close of business on the 75th day, before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s annual meeting. However, if the 2027 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2026 Annual Meeting of Stockholders, which we expect it will be, as discussed above, then, for notice by a stockholder to be timely, it must be received by our Corporate Secretary no earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and no later than the close of business on the later of (i) the 90th day prior to the 2027 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Please refer to the full text of our Bylaw provisions for additional information and requirements.  A copy of our current Bylaws has been filed with our Annual Report on Form 10-K for the year ended December 31, 2025 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2027 annual meeting of stockholders, notice must be submitted in accordance with our Bylaws or in accordance with Rule 14a-19 as promulgated under the Exchange Act or as otherwise permitted by law and include all of the information required by Rule 14a-19 under the Exchange Act. Rule 14a-19 requires that such notice be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2027 annual meeting of stockholders.

CORPORATE GOVERNANCE

Overview

Our Board of Directors oversees our Chief Executive Officer and other senior management in the competent and ethical operation of our business and affairs to ensure that the long-term interests of the stockholders are being served. Our Board of Directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of our Board of Directors and management, and improves our standing as a trusted member of the communities we serve.

Board Leadership Structure

Our Board of Directors believes that the roles of Board Chairman (or Co-Chairman, as the case may be) and Chief Executive Officer may be filled by the same or different individuals. This allows our Board of Directors to have the flexibility to determine whether the two roles should be combined or separated based upon the needs of the Company and our Board of Directors’ assessment of our leadership from time to time. Our Board of Directors believes that, at this time, it is in the best interests of our Company and our stockholders to separate these roles and for Paul A. LaViolette to serve as our Chief Executive Officer and as one of our co-Chairmen and for Robert W. Duggan, our majority stockholder, to serve as the other Co-Chairman of the Board of Directors.

Our Board of Directors has determined that the separation of the roles of Co-Chairman of the Board of Directors and Chief Executive Officer is appropriate at this time as it allows Mr. LaViolette to focus primarily on management responsibilities and corporate strategy, while allowing Mr. Duggan to focus on leadership of the Board of Directors, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the members of our Board of Directors and the Chief Executive Officer. The Co-Chairmen of the Board of Directors preside over all Board meetings and work with the Chief Executive Officer to develop agendas for Board meetings. They also work with the Board of Directors to drive decisions about particular strategies and policies and, in concert with the independent committees of the Board, facilitate a performance evaluation process of the Board of Directors.

Additionally, in March 2023, our Board of Directors appointed Manmeet S. Soni as its Lead Independent Director. As Lead Independent Director, Mr. Soni serves as a liaison between the Co-Chairmen of the Board of Directors and the other independent directors and is responsible for leading any meetings of the independent directors, among other things.

The Board of Director’s Role in Risk Oversight

Our management has day-to-day responsibility for identifying risks facing the Company, including implementing suitable mitigating processes and controls, assessing risks in relation to Company strategies and objectives, and appropriately managing risks in a manner that serves the best interests of the Company, our stockholders, and other stakeholders. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.

Generally, various committees of our Board of Directors oversee risks associated with their respective areas of responsibility and expertise. For example, our Audit Committee oversees, reviews and discusses with management and the Company's independent auditor risks associated with our internal controls and procedures for financial reporting and the steps management has taken to monitor and mitigate these exposures; our Audit Committee also oversees the management of other risks, including those associated with credit risk, and it oversees our comprehensive compliance program, which covers subjects such as cybersecurity, privacy, anti-kickback compliance, and prohibitions against insider trading. Our Compensation Committee oversees the management of risks associated with our compensation policies, plans and practices. Our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence and the composition and organization of the Board of Directors.

Management and other employees report to the Board of Directors and/or to the relevant committees, from time to time, on risk-related issues.

Director Independence

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Dr. Zanganeh, Ms. Sainz and Messrs. Duggan, Soni, and van den Broek, representing five of our seven currently serving directors, is “independent,” as that term is defined under the rules of The Nasdaq Stock Market, and that none of these directors has or has had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has also determined that Ms. Sainz and Messrs. Soni and van den Broek, who comprise our Audit Committee, Messrs. Soni, Duggan and van den Broek, who comprise our Compensation Committee, and Messrs. Soni and Duggan, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules, including Rule 10A-3 of the Exchange Act, and the rules of The Nasdaq Stock Market. In making this determination, our Board of Directors considered the relationships that each non-employee director has or has had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

The Board of Directors believes that the independence of the members of the Board of Directors satisfies the independence standards established by applicable SEC rules and the rules of The Nasdaq Stock Market.

Director Nominations

Candidates for nomination to our Board of Directors are selected by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws. The Nominating and Corporate Governance Committee evaluates all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. Our Board of Directors has adopted Corporate Governance Guidelines and the Nominating and Corporate Governance Committee has adopted Policies and Procedures for Director Candidates which set out, among other things, that the Nominating and Corporate Governance Committee considers factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, length of service, potential conflicts of interest, other commitments, and the like. The Nominating and Corporate Governance Committee considers the following minimum qualifications to be satisfied by any nominee to the Board of Directors: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing members of the Board of Directors; the ability to assist and support management and make significant contributions to our success; and an understanding of the fiduciary responsibilities that is required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Based on the Nominating and Corporate Governance Committee’s recommendation, the Board of Directors selects director nominees and recommends them for election by our stockholders, and also fills any vacancies that may arise between annual meetings of stockholders.

Moreover, the Nominating and Corporate Governance Committee will consider director candidates who are proposed by our stockholders in accordance with our Bylaws, our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates and other procedures established, from time to time, by the Nominating and Corporate Governance Committee. If you would like the Nominating and Corporate Governance Committee to consider a prospective director candidate, please follow the procedures in our Bylaws and submit the candidate’s name and qualifications to: Corporate Secretary, Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers, and directors.  Our code of business conduct and ethics is available on the Investor Relations page of our website at www.pulsebiosciences.com under “Corporate Governance.”  We will post amendments to, or any known waivers of, our code of business conduct and ethics on the same website.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale and/or disposition of our securities by our directors, officers, employees, and consultants. In the first quarter of 2026, we amended and restated our insider trading policy to (i) require all members of the Company's "Senior Leadership" to obtain Audit Committee approval to adopt any securities trading plan pursuant to Rule 10b5-1 of the U.S. Securities and Exchange Act, and (ii) lengthen our quarterly open trading window under the policy. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. A copy of our amended and restated insider trading policy was filed as Exhibit 19.1 to our Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2025.

Communication with the Board of Directors

Any stockholder communication with our Board of Directors or individual directors should be directed to Pulse Biosciences, Inc., c/o Corporate Secretary, 3957 Point Eden Way, Hayward, CA 94545. The Corporate Secretary will forward these communications, as appropriate, directly to our director(s). The independent directors of the Board of Directors review and approve the stockholder communication process periodically in an effort to enable an effective method by which stockholders can communicate with the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board and Committee Meetings

Our Board of Directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time.  During fiscal year 2025, our Board of Directors held five meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.

The names of our director nominees and directors, their ages as of March 31, 2026, and certain other information about them are set forth below:

Name	Age	Position
Robert W. Duggan	81	Co-Chairman of the Board of Directors
Paul A. LaViolette	68	Co-Chairman of the Board of Directors, Chief Executive Officer and President
Maria Sainz	60	Director
Manmeet S. Soni	48	Director and Lead Independent Director
Darrin R. Uecker	60	Director and Chief Technology Officer
Richard A. van den Broek	60	Director
Mahkam Zanganeh, D.D.S.	55	Director

The principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes, and skills that led our Board of Directors to conclude that they should serve on the Board of Directors, are described below.  Mr. Duggan and Dr. Zanganeh were married in December 2024. Otherwise, there are no family relationships among any of our directors or executive officers.

Robert W. Duggan was appointed to our Board of Directors, as its Chairman, in November 2017, and he has served as either our Executive Chairman or Co-Chairman since September 2022.  Mr. Duggan is currently co-Chief Executive Officer of Summit Therapeutics Inc., a company developing Ivonescimab for the treatment of lung cancer and other medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs, as well as its Executive Chairman, a position he has held since February 2020, and its majority stockholder.  Since 2016, Mr. Duggan has also been Chief Executive Officer of Duggan Investments, Inc., a venture capital and public equity investment firm primarily focused on patient-friendly breakthrough solutions to complex diseases of aging. From September 2007 through its acquisition by AbbVie Inc. in May 2015, Mr. Duggan was a member of the board of directors of Pharmacyclics, Inc., a patient-friendly, science-based, employee-driven developer of small-molecule medicines for the treatment of cancers. Mr. Duggan was also the Chairman and Chief Executive Officer of Pharmacyclics from September 2008 to May 2015 as well as its largest investor. From 1990 to 2003, Mr. Duggan was Chairman of the board of directors of Computer Motion, Inc. From 1997 to 2003, Mr. Duggan also served as Chief Executive Officer of Computer Motion. In June 2003, Computer Motion merged with Intuitive Surgical Inc. From 2003 to 2011, Mr. Duggan served on the board of directors of Intuitive Surgical. Mr. Duggan received a U.S. Congressman’s Medal of Merit from Ron Paul in 1985 and in 2000 he was named a Knight of the Legion D’Honor by President Jacques Chirac of France. He is a member of the University of California at Santa Barbara Foundation board of trustees.

Mr. Duggan was appointed as a director because of his significant combined service as Chief Executive Officer of multiple innovative health care companies and career spanning over thirty years as a venture investor and advisor for a broad range of companies, and extensive expertise in vision, strategic development, planning, finance, and management.

Paul A. LaViolette was appointed to our Board of Directors, as its Co-Chairman, in August 2024 and appointed as our President and Chief Executive Officer in January 2025. Mr. LaViolette brings over forty years of experience in global medical technology, operating leadership and investing. Since December 2008, he has served as the Managing Partner and Chief Operating Officer of SV Health Investors LLC, a specialist healthcare fund management company. Previously, Mr. LaViolette held various positions during his fifteen years with Boston Scientific Corporation ("BSC"), including Chief Operating Officer, President, Cardiology and President, International. While at BSC, he integrated dozens of acquisitions and led extensive product development, operations, and worldwide commercial organizations. Before BSC, Mr. LaViolette held marketing and general management positions at C.R. Bard Inc. and various marketing roles at Kendall, Inc. Since July 2020, Mr. LaViolette has served on the board of directors of Edwards Lifesciences, a publicly traded global leader of patient-focused innovations for structural heart disease and critical care monitoring. He served as the chairman of the board for Asensus Surgical, Inc., from September 2013 to October 2021, Misonix, Inc., from September 2019 to October 2021, and Thoratec Corporation, from May 2009 until its acquisition by St. Jude Medical in October 2015, each a public company, and on the boards of several other early and growth-stage private medical companies. Mr. LaViolette has also served as the Chairman of the Innovation Advisory Board of Mass General Brigham since 2015. Additionally, Mr. LaViolette served on the board and was the chairman of the Medical Device Manufacturers Association and on the board and executive committee of the Advanced Medical Technology Association. Mr. LaViolette received his bachelor's degree in Psychology from Fairfield University and earned his MBA from Boston College.

Mr. LaViolette was appointed as a director because of his significant combined service as chief executive officer or senior executive officer of multiple innovative health care companies and for his career spanning over thirty years as a venture investor and advisor for a broad range of companies, and extensive expertise in vision, strategic development, planning, finance, and management.

Maria Sainz was appointed to our Board of Directors on January 8, 2026.  Ms. Sainz currently serves as the President and Chief Executive Officer of Hyperfine, Inc., a commercial-stage medical device company delivering an AI-powered portable MRI machine, positions she has held since October 2022. Ms. Sainz has over 30 years of operating experience in healthtech. At the executive level, she has served as President and Chief Executive Officer at each of AEGEA Medical (acquired by CooperSurgical), where she negotiated and structured its acquisition in addition to leading launch-ready efforts, from May 2018 to February 2021; CardioKinetix Inc., a VC-backed medical device company building an interventional heart failure therapy, where she led significant clinical/regulatory and financing milestones, from April 2012 to June 2017; and Concentric Medical (acquired by Stryker Corporation), a VC-backed company pioneering stroke thrombectomy, where she negotiated the acquisition and drove commercial revenue to $36M, from April 2008 to April 2012. Prior to this, Ms. Sainz served in various leadership roles at Guidant Corporation and Boston Scientific, from November 1991 to March 2008, including Strategic Advisor to the COO, President of the Cardiac Surgery Division, Vice President of Global Marketing for Vascular Intervention, and Vice President for CRM and Cardiac Surgery in EMEA. In addition, Ms. Sainz has served on the boards of numerous companies, including Shockwave Medical (NASDAQ: SWAV), Spectranetics Corp (NASDAQ: SPNC), Avanos Medical (NASDAQ: AVNS), and Orthofix Medical Inc (NASDAQ: OFIX). Ms. Sainz received her Masters in English at University Complutense University of Madrid and her Masters in International Management from the Thunderbird School of Global Management at Arizona State University.

Ms. Sainz was appointed as a director because of her exceptionally strong track record of guiding both public and private medical device companies through growth, commercialization, viability, and scale.

Manmeet S. Soni was appointed to our Board of Directors in November 2017 and has served as its Lead Independent Director since March 2023. Since October 2023, Mr. Soni has been the Chief Operating Officer of Summit Therapeutics, Inc. Prior to this, Mr. Soni was the President, Chief Operating Officer, and Chief Financial Officer of Reata Pharmaceuticals, Inc., a pharmaceutical company focused on developing small molecule therapeutics for the treatment of severe life-threatening diseases. Mr. Soni joined Reata in August 2019, as Chief Financial Officer, Executive Vice President and was promoted in June 2020 to Chief Operating Officer and Chief Financial Officer, Executive Vice President of Reata. Prior to joining Reata Pharmaceuticals, Mr. Soni was the Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals Inc. from May 2017 to August 2019. From March 2016 to February 2017, Mr. Soni served as Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Mr. Soni continued as an employee of ARIAD through May 2017. Previously, he served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company, until its acquisition by AbbVie in May 2015, after which he supported AbbVie during the post-acquisition transition through September 2015. Prior to joining Pharmacyclics, Mr. Soni worked at Zeltiq Aesthetics Inc., a publicly held medical technology company as Corporate Controller. Prior to Zeltiq, Mr. Soni worked at PricewaterhouseCoopers in the life science and venture capital group. Prior to that, he worked at PricewaterhouseCoopers India providing audit and assurance services. Mr. Soni has served as a member of the board of directors of Summit Therapeutics Inc., since December 2019. Mr. Soni has also served as a member of the board of directors of Arena Pharmaceuticals, Inc., from December 2018 to June 2021. Mr. Soni is a Certified Public Accountant and Chartered Accountant from India.

Mr. Soni was appointed as a director because of his extensive experience in the life sciences industry and his financial and accounting expertise.

Darrin R. Uecker has been a director of Pulse Biosciences since September 2015 and our Chief Technology Officer since September 2022. Previously, he served as our Chief Executive Officer for seven years, as the Company developed and launched its first product, the CellFX System. Mr. Uecker has over 25 years of experience in the medical device field. From January 2014 to September 2015, Mr. Uecker was the President and Chief Operating Officer of Progyny, Inc., a company that developed Eeva™, the world’s first automated time-lapse system for embryo selection during in-vitro fertilization. From June 2009 to January 2014, Mr. Uecker was the Chief Executive Officer and President as well as a Director of Gynesonics, Inc., a company that developed a novel medical device for the treatment of symptomatic uterine fibroids using ultrasound guided radiofrequency ablation. Prior to that, Mr. Uecker served in a variety of executive level roles, including as a Senior Vice President at CyperHeart, Inc. (June 2008 to June 2009), a company that developed an external beam radiation platform for the treatment of heart arrhythmias, a Senior Vice President at Conceptus, Inc. (May 2007 to June 2008), and as Chief Technology Officer at RITA Medical Systems, Inc. (January 2004 to January 2007), a medical device oncology company focused on ablative therapies. Mr. Uecker holds an M.S. degree in Electrical and Computer Engineering from the University of California at Santa Barbara.

Mr. Uecker was appointed as a director because of his practical experience leading the technical, research, development, and other mission-critical functions at various life science companies developing innovative technologies.

Richard A. van den Broek was appointed to our Board of Directors in August 2020. Mr. van den Broek currently serves as managing partner of HSMR Advisors, LLC, a position he has held since February 2004, and has served as a director of PhaseBio Pharmaceuticals, Inc. since February 2019 and Cogstate Ltd since 2009. Mr. van den Broek previously served on the boards of directors of Pharmacyclics, Inc., from December 2009 to April 2015, Response Genetics, Inc., from December 2010 to September 2015, Special Diversified Opportunities, Inc., from March 2008 to October 2015, and Celldex Therapeutics, Inc., from December 2014 to December 2016. Mr. van den Broek received an A.B. from Harvard University and is a Chartered Financial Analyst.

Mr. van den Broek was appointed as a director because of his extensive experience in the biotechnology sector and deep understanding of the global pharmaceutical market.

Mahkam “Maky” Zanganeh, D.D.S. was appointed to our Board of Directors in February 2017. Dr. Zanganeh serves as a director and co-Chief Executive Officer of Summit Therapeutics Inc. as well as the Founder/CEO of Maky Zanganeh and Associates, which provides consulting and executive management services to businesses in the areas of product development, research, transactions, and commercialization.  Previously, from August 2012 to September 2015, she served as the Chief Operating Officer of Pharmacyclics Inc. She also served as Chief of Staff and Chief Business Officer of Pharmacyclics, from December 2011 to July 2012, and Vice President, Business Development, from August 2008 to November 2011. Prior to joining Pharmacyclics Inc., Dr. Zanganeh served as President Director General (2007-2008) for the French government bio-cluster project initiative in France, establishing alliances and developing small life science businesses regionally. From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates.  Dr. Zanganeh also served as worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle East and Africa (1998-2002) for Computer Motion Inc. Dr. Zanganeh received a DDS degree from Louis Pasteur University in Strasbourg, France and MBA from Schiller International University in France.

Dr. Zanganeh was appointed as a director because of her years of executive and operational experience in the life sciences industry.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategic Advisory Committee, each of which has the composition and the responsibilities described below. These committees all operate under charters approved by our Board of Directors, which charters are available on the Investors page of our website at www.pulsebiosciences.com under “Corporate Governance.” Our Board of Directors from time to time establishes additional committees to address specific needs.

The following table sets forth (i) the four standing committees of the Board of Directors, (ii) the current members of each committee, except as stated below, and (iii) the number of meetings held by each committee in fiscal year 2025:

Name	Audit	Compensation	Nominating and Corporate Governance	Strategic Advisory Committee
Robert W. Duggan		X	X
Paul A. LaViolette(1)				X
Maria Sainz	X
Manmeet S. Soni	X*	X*	X*	X
Richard A. van den Broek	X	X
Mahkam Zanganeh				X
Number of meetings held during 2025	4	2	1	4
*	Chair of committee.
(1)	Mr. LaViolette was elected to our Board of Directors as of August 9, 2024. He was appointed as a member of our Audit Committee, Corporate Governance and Nominating Committee, and Strategic Advisory Committee in connection with his election. However, upon his appointment as our Chief Executive Officer and President, on January 9, 2025, Mr. LaViolette resigned from his position as a member of these committees other than remaining as an ex officio member of the Strategic Advisory Committee as our Chief Executive Officer.

Our Corporate Governance Guidelines set out that all directors are expected to attend our annual meeting of stockholders. All of the current Board members who were members of the Board at our 2025 annual stockholder meeting attended this meeting.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board of Directors in monitoring our financial systems and our legal and regulatory compliance, as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on our website at www.pulsebiosciences.com. As described more fully in its charter, our Audit Committee is responsible for, among other things:

●	reviewing and monitoring our corporate financial reporting and the external audit;

●	providing to our Board of Directors the results of its observations and recommendations derived therefrom;

●	outlining to our Board of Directors improvements made, or to be made, in internal accounting controls;

●	selecting and supervising the independent auditors;

●	preparing the Audit Committee’s report required by the SEC rules to be included herein; and

●

providing to our Board of Directors such additional information and materials as the Audit Committee may deem necessary to make our Board of Directors aware of significant financial, reporting and compliance matters that require the attention of our Board of Directors.

The members of our Audit Committee are Mr. Soni, Ms. Sainz and Mr. van den Broek. Prior to his appointment as our Chief Executive Officer and his concurrent resignation from the Audit Committee, effective January 9, 2025, Mr. LaViolette also served as a member of the Audit Committee. Mr. Soni serves as our Audit Committee chair. Our Board of Directors has determined that each member of our Audit Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. Except as explained below, we believe that the composition of our Audit Committee meets the requirements for independence under all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations. In addition, our Board of Directors has determined that Messrs. Soni and van den Broek meet the financial literacy requirements under the rules of The Nasdaq Stock Market and the SEC and that Mr. Soni qualifies as Audit Committee financial expert as defined under SEC rules and regulations.

From January 9, 2025 to January 8, 2026, our Audit Committee consisted of only two independent directors, which is below the minimum of three members required by Nasdaq Listing Rule 5605(c)(2)(A). We were therefore not in compliance with this Nasdaq listing standard. Upon the appointment of Ms. Sainz, we believe we regained compliance with Nasdaq's audit committee composition requirements. We believe that the composition of our Audit Committee meets the requirements for independence under, and the functioning of our Audit Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations.

Compensation Committee

Our Compensation Committee oversees our corporate compensation policies, plans and programs, as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on our website at www.pulsebiosciences.com. As described more fully in its charter, our Compensation Committee is responsible for, among other things:

●

reviewing and approving, or recommending to our Board of Directors for approval, corporate goals and objectives relevant to the compensation of our executive officers, evaluating their performance in light of those goals and objectives, and determining and approving, or recommending to our Board of Directors for approval, their compensation based on this evaluation and such other factors as the Compensation Committee or our Board of Directors, as applicable, deem appropriate;

●

reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of certain Company executives other than our executive officers, and incentive-compensation and equity-based plans that are subject to our Board of Director’s approval;

●	providing oversight of our compensation policies and plans and benefits programs, and overall compensation philosophy;

●	administering our equity compensation plans for its executive officers and employees and the granting of equity awards pursuant to such plans or outside of such plans; and

●	preparing the report of the Compensation Committee required by the rules and regulations of the SEC.

The members of our Compensation Committee are Messrs. Soni, Duggan, and van den Broek. Mr. Soni serves as the chair of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on our website at www.pulsebiosciences.com. As described more fully in its charter, our Nominating and Corporate Governance Committee is responsible for, among other things:

●	reviewing and making recommendations to our Board of Directors on matters concerning corporate governance;

●	reviewing and making recommendations to our Board of Directors on matters regarding the composition of our Board of Directors;

●	identifying, evaluating and nominating candidates for our Board of Directors;

●	recommending appointments to committees of our Board of Directors and chairpersons for such committees.

The members of our Nominating and Corporate Governance Committee are Messrs. Duggan and Soni. Mr. Soni serves as chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of The Nasdaq Stock Market.

Strategic Advisory Committee

The purpose of the Board’s Strategic Advisory Committee (the “Advisory Committee”) is to (i) assist our Board of Directors in carrying out its responsibility of overseeing the Company’s business strategy, (ii) make recommendations to the Board of Directors and management concerning the Company’s strategic direction and objectives, and (iii) serve as a liaison between the Board of Directors and management. While it is the responsibility of the Board of Directors to set Company business strategy, strategic plans and initiatives and the responsibility of Company management to implement and execute the Company’s strategic plans and initiatives, including day-to-day operational and organizational decisions related thereto, the Advisory Committee has been formed to foster a cooperative, interactive, strategic planning process between the Board of Directors and Company management that appropriately leverages Board member experience and expertise to develop those strategic plans and initiatives.

In discharging its role, the Advisory Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities, and personnel of the Company, and, subject to Board direction, the Advisory Committee is authorized and delegated the authority to act on behalf of the Board of Directors with respect to any matter necessary or appropriate to the accomplishment of its purposes. The Advisory Committee has the power to retain outside counsel or other advisors to help it carry out its activities.

The members of our Advisory Committee are Messrs. Soni and Dr. Zanganeh, and Mr. LaViolette serves in an ex officio capacity as our Chief Executive Officer.

Director Compensation

Employee directors are not compensated, except for their regular employee compensation, for serving on the Company’s Board of Directors.  For 2025, the Company’s non-employee members of the Board have been compensated as follows:

Cash Compensation. Non-employee members of the Board have received the following retainer cash compensation (the “Retainer Cash Payments”), in each case payable on a quarterly basis consistent with the Company’s revised practices:

●	each non-employee director is eligible to receive an annual retainer of $55,000;

●

the non-Chair members of the Strategic Advisory Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are eligible to receive an additional annual retainer of $75,000, $13,000, $7,500, and $5,500, respectively, for their service on each of these committees, as applicable;

●

the Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are eligible to receive an additional annual retainer of $26,000, $15,300, and $11,000, respectively, for their leadership on each of these committees, as applicable;

●	the co-Chairman of the Board is eligible to receive an additional annual retainer of $44,000; and

●	the Lead Independent Director of the Board is eligible to receive an additional annual retainer of $80,000.

We have also reimbursed our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Pursuant to our Amended Compensation Policy, each non-employee director may elect to convert all or a portion of his or her Retainer Cash Payments into a number of options (the “Retainer Option,” and such election, a “Retainer Option Election”). The number of shares subject to a Retainer Option will be equal to (i) the product of (A) the dollar value of the aggregate Retainer Cash Payments that the non-employee director elects to forego over the course of a specified period covered by a Retainer Option Election in favor of receiving a Retainer Option multiplied by (B) three, divided by (ii) the fair market value of a share on the date of grant of the Retainer Option, provided that the number of shares covered by such Retainer Option shall be rounded to the nearest whole share.

Amended Equity Compensation: Pursuant to our Amended Compensation Policy for independent directors, each new non-employee director receives a stock option grant to purchase 50,000 shares of our common stock under the terms of the then in effect equity compensation plan. These initial awards vest over three years, with one-third of the shares subject to the option vesting on the one-year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided such non-employee director continues to serve as a director through each vesting date. In addition, each newly appointed member of the Strategic Advisory Committee receives a stock option grant to purchase 200,000 shares of our common stock under the terms of the then in effect equity compensation plan. These initial awards vest over four years, with one-quarter of the shares subject to the option vesting on the date of the next annual meeting of Company stockholders, and the remaining shares vesting monthly over the following three years, provided such non-employee director continues to serve as a member of the Strategic Advisory Committee through each vesting date. In addition, each non-employee director is eligible to automatically received an annual stock option grant to purchase 20,000 shares of our common stock on the date of the annual meeting beginning on the date of the first annual meeting that is held after such non-employee director receives his or her initial award, provided such non-employee director continues to serve as a director through such date. Such annual awards vest monthly over one year, provided such non-employee director continues to serve as a director through each vesting date.

In the event of a “change in control,” the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such awards and all restrictions on awards will lapse, and all performance goals or other vesting criteria will be deemed achieved at 100% of target level and all other terms and conditions met, provided the non-employee director remains a director through the date of such change in control.

In January 2025, the Board amended the stock option Mr. LaViolette received in 2024 upon his appointment to the Advisory Committee, so that it would continue to vest for so long as he remains a Service Provider, as defined by our equity compensation plans, and continues to serve on the Advisory Committee in an ex officio capacity.

The following table sets forth information concerning compensation paid or earned for services rendered to us by the non-employee members of our Board of Directors for the fiscal year ended December 31, 2025. Compensation paid to Mr. Uecker is included in the section entitled, “Executive Compensation” and excluded from the table below:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert W. Duggan	18,252	614,888	633,140
Paul A. LaViolette(2)	39,541	6,717,960	6,757,501
Manmeet S. Soni	267,255	364,548	631,803
Richard A. van den Broek	48,196	364,548	412,744
Mahkam Zanganeh	49,479	655,126	704,605
(1)

Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements. During fiscal year 2025, Mr. LaViolette was granted option awards with market-based and performance-based vesting conditions. The maximum potential value of Mr. LaViolette's option awards was $16,239,000, at the time of grant, assuming the highest level of performance achieved.

(2)	Mr. LaViolette was elected to our board of directors as of August 9, 2024. As previously disclosed, Mr. LaViolette was appointed as our President and Chief Executive Officer as of January 9, 2025.

The aggregate number of shares subject to stock options, warrants or other rights to acquire stock, both outstanding and exercisable at December 31, 2025, for each of our non-employee directors, as of December 31, 2025, was as follows:

Name	Aggregate Number of Stock Options, Warrants or Rights Outstanding as of December 31, 2025	Aggregate Number of Stock Options, Warrants or Rights Exercisable as of December 31, 2025
Robert W. Duggan	261,078	230,682
Paul A. LaViolette(1)(2)	1,750,000	93,750
Manmeet S. Soni(2)	558,885	413,885
Richard A. van den Broek	270,911	250,911
Mahkam Zanganeh(2)	506,220	349,153
(1)

Mr. LaViolette was elected to our board of directors, effective as of August 9, 2024. As previously disclosed, Mr. LaViolette was appointed as our President and Chief Executive Officer, effective as of January 9, 2025.

(2)

Messrs. LaViolette and Soni and Dr. Zanganeh were each granted an option to purchase up to 200,000 shares of common stock for their service on the Strategic Advisory Committee of our Board of Directors, with each grant subject to future stockholder approval of an increase in the number of shares available to grant under the Company's Equity Incentive Plan. Our stockholders ratified these grants, by special stockholder meeting, on September 30, 2025.

PROPOSAL 1:

election of directors

Our Board of Directors has nominated Robert W. Duggan, Paul A. LaViolette, Maria Sainz, Manmeet S. Soni, Darrin R. Uecker, Richard A. van den Broek, and Mahkam Zanganeh for election at the Annual Meeting to terms expiring at the 2027 annual meeting of stockholders. Please refer to “Board of Directors and Committees of the Board” section above for the nominees’ biographies.

The seven nominees receiving the highest number of votes will be elected at the Annual Meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Summary information regarding our nominees is set forth below, as of March 31, 2026.

Name	Age	Position	Director Since
Robert W. Duggan	81	Co-Chief Executive Officer of Summit Therapeutics Inc. and Chief Executive Officer of Duggan Investments, Inc.	2017
Paul A. LaViolette	68	Chief Executive Officer, President & Co-Chairman of the Board of Directors	2024
Maria Sainz	60	Chief Executive Officer & President of HYPERFINE, Inc.	2025
Manmeet S. Soni	48	Chief Operating Officer of Summit Therapeutics Inc.	2017
Darrin R. Uecker	60	Chief Technology Officer of Pulse Biosciences, Inc.	2015
Richard A. van den Broek	60	Managing Partner of HSMR Advisors, LLC	2020
Mahkam Zanganeh, D.D.S.	55	Co-Chief Executive Officer of Summit Therapeutics Inc. and Founder/Chief Executive Officer of Maky Zanganeh and Associates	2017

There is no family relationship among any of the nominees, directors and/or any of our executive officers, except that Mr. Duggan and Dr. Zanganeh were married in December 2024 and three of our director nominees are officers of Summit Therapeutics Inc., a company controlled by Robert Duggan, its majority stockholder. Our executive officers serve at the discretion of the Board of Directors. Further information about our directors is provided in the “Board of Directors and Committees of the Board” section above.

Vote Required

The election of directors is by plurality vote, which means that the seven (7) directors who receive the highest number of votes will be elected to our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR”

ALL SEVEN NOMINEES TO SERVE AS OUR DIRECTORS.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026 and recommends that stockholders vote in favor of the ratification of such appointment. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and our Board of Directors will reconsider whether to retain the firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP representatives are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDITOR SERVICES AND FEES

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

Auditor Fees

The following table sets forth the approximate aggregate fees billed to us by Deloitte & Touche LLP in fiscal years 2025 and 2024 (in thousands):

Fee Category	2025	2024
Audit Fees	$860	$700
Audit-related Fees	205	252
Tax Fees	—	33
All Other Fees	64	56
Total	$1,129	$1,041

Audit Fees consisted of professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K and quarterly review of our financial statements included in our Quarterly Reports on Form 10-Q. This category also includes advice on accounting matters that arose during the audit or the review of interim financial statement.

Audit-Related Fees consisted of professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These include services rendered in connection with comfort letters related to our ATM offering and consents related to registration statements.

Tax Fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm.

All Other Fees consisted of expenses reimbursements and the subscription to an online technical tool.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Deloitte & Touche LLP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a formal written policy that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with us, where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, without the prior consent of our Audit Committee, subject to the pre-approval exceptions described below. If advance approval is not feasible, then the related party transaction will be considered at the Audit Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our Audit Committee considers the facts and circumstances available and deemed relevant by our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee has reviewed certain types of related party transactions that it has deemed pre-approved even if the aggregate amount involved will exceed $120,000, including employment of executive officers, director compensation, certain transactions with other organizations at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that organization’s shares, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions, and certain banking-related services.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed in the sections of this Proxy Statement titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our 2023 fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, nominees for director, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Financings

On July 3, 2024, we announced the closing of our 2024 Rights Offering. The 2024 Rights Offering resulted in the sale of six million 2024 Units, at a price of $10.00 per 2024 Unit. Each 2024 Unit consisted of one share of our common stock, par value $0.001 per share, and two warrants, each being a warrant to purchase one-half of one share of common stock. The common stock and warrants comprising the 2024 Units separated upon the closing of the 2024 Rights Offering and were issued individually. Upon the closing of the offering, we issued a total of 5,999,998 shares of common stock and warrants to acquire up to approximately an additional six million shares of common stock, at an exercise price of $11 per whole share, and we received aggregate gross proceeds of $60 million. Robert W. Duggan, the Company’s majority stockholder and Co-Chairman, purchased approximately 88% of the units offered through the 2024 Rights Offering. Mr. Danahy, our former Chief Commercial Officer, and Dr. Zanganeh also participated in the 2024 Rights Offering. Half of the warrants issued in the rights offering (the "Rights Offering Warrants") were redeemable by us if our volume-weighted average price ("VWAP") exceeded 150% of the exercise price, or $16.50, for twenty consecutive trading days. In December 2024, we delivered an irrevocable notice of redemption to redeem this first tranche of common stock warrants because the VWAP of our common stock over the twenty consecutive trading days before the notice was $18.85. Then, in February 2025, we redeemed 18,221 warrants, specifically the ones subject to the 150% redemption feature, on the announced redemption date. The other half of the warrants issued in the 2024 Rights Offering are redeemable by us if our VWAP exceeds 200% of the exercise price, or $22.00, for twenty consecutive trading days. As of December 31, 2025, there were no outstanding Rights Offering Warrants outstanding which were subject to the 150% redemption feature and there were 405,624 Rights Offering Warrants outstanding which were subject to the 200% redemption feature. As of December 31, 2025, we have received $63.6 million in gross proceeds from exercises of the Rights Offering Warrants.

As of March 31, 2026, Mr. Duggan is the beneficial owner of approximately 71.6% of our outstanding common stock.

Registration Rights Agreements

We are party to registration rights agreements and securities purchase agreements which provide, among other things, that certain holders of our outstanding common stock, including Robert W. Duggan and Mahkam Zanganeh, have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing.

Other Transactions

We have granted stock options to our named executive officers and our directors. See the sections titled “Director Compensation” and “Executive Compensation,” for a description of these stock options. In the ordinary course of business, we enter into offer letters and employment agreements with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2026, with respect to the beneficial ownership of our common stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings or information provided to us by such person; (ii) each director of our Company; (iii) each named executive officer listed in the table entitled, “Summary Compensation Table” under the section entitled, “Executive Compensation”; and (iv) all directors and executive officers as a group. As of March 31, 2026, there were 68,225,067 shares of our common stock issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, California 94545.

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire Shares(2)	Total Beneficial Ownership	Percent of Class(3)
5% Stockholders:
Robert W. Duggan(4)	48,789,438	248,380	49,037,818	71.6%

Named executive officers and directors:
Robert W. Duggan(4)	48,789,438	248,380	49,037,818	71.6%
Kevin P. Danahy(5)	43,418	—	43,418	*
Paul A. LaViolette	846	122,395	123,241	*
Jon Skinner	1,556	37,500	39,056	*
Manmeet S. Soni	—	447,218	447,218	*
Liane Teplitsky(6)	—	—	—	*
Darrin R. Uecker	284,829	474,536	759,365	1.1%
Richard A. van den Broek	—	263,411	263,411	*
Mahkam Zanganeh, D.D.S.(7)	873,469	388,519	1,261,988	1.8%
All executive officers and directors as a group (9 people)	49,993,556	1,981,959	51,975,515	74.0%
*	Represents beneficial ownership of less than one percent.
(1)	Excludes shares that may be acquired through the exercise of outstanding stock options or the vesting of restricted stock units or other equity awards.
(2)

Represents shares issuable within 60 days after March 31, 2026 upon exercise of exercisable options or exercisable warrants to purchase common stock issued in the Company’s 2024 rights offering; however, unless otherwise indicated, these shares do not include any equity awards awarded after March 31, 2026.

(3)	For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.
(4)

Based on information obtained from Mr. Duggan. Includes shares owned by Genius Inc. and shares owned by Blazon Corporation, both of which Mr. Duggan is the sole stockholder. The number of shares of common stock beneficially owned by Mr. Duggan reported in the table above does not include the 1,261,988 shares of common stock which are beneficially owned by Mr. Duggan’s spouse, Dr. Zanganeh, and which are described in footnote 5 below. As spouses, Mr. Duggan and Dr. Zanganeh may be deemed to have acquired beneficial ownership of the securities held by the other spouse upon their marriage on December 18, 2024. Mr. Duggan does not hold any voting or investment power over such securities held by Dr. Zanganeh. Mr. Duggan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(5)	Mr. Danahy served as our Chief Commercial Officer from January 2025 to February 2026.
(6)	Ms. Teplitsky has served as our Chief Operating Officer since April 8, 2026. Upon her start date, she received options to acquire up to 700,000 shares of the Company’s common stock, with an exercise price of $19.06 per share, as well as 200,000 restricted stock units.
(7)

Includes (a) shares owned by Mahin Zanganeh, Dr. Zanganeh’s mother, (b) shares are owned by Mahshad Zanganeh, Dr. Zanganeh’s sister, and (c) shares held in trust for the benefit of her son. The number of shares of common stock beneficially owned by Dr. Zanganeh as reported in the table above does not include the 49,037,818 shares of common stock which are beneficially owned by Dr. Zanganeh’s spouse, Mr. Duggan, and which are described in footnote 4 above. As spouses, Dr. Zanganeh and Mr. Duggan may be deemed to have acquired beneficial ownership of the securities held by the other spouse upon their marriage on December 18, 2024. Dr. Zanganeh does not hold any voting or investment power over such securities held by Mr. Duggan. Dr. Zanganeh disclaims beneficial ownership of all such securities, except to the extent of her pecuniary interest therein.

Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	11,561,228	11.44	2,067,021
Equity compensation plans not approved by security holders(2)	1,525,060	15.12	2,304,109
(1)

Includes the following plans: the 2017 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2017 Employee Stock Purchase Plan (the “ESPP”). Our Equity Incentive Plan provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2018 fiscal year in an amount equal to the least of (i) 1,200,000 shares, (ii) 4% of the outstanding shares of our common stock as of December 31 of the immediately preceding year, or (iii) such number of shares as determined by our Board of Directors On January 1, 2024, the number of shares available for issuance under the Equity Incentive Plan increased by an additional 1,200,000 shares pursuant to the Equity Incentive Plan’s provisions. On January 1, 2025, the number of shares available for issuance under the Equity Incentive Plan increased by an additional 1,200,000 shares pursuant to the Equity Incentive Plan’s provisions. On September 30, 2025, the number of shares available for issuance under the Equity Incentive Plan increased by 2,000,000 additional shares pursuant to an amendment to the Incentive Plan, which the Company’s stockholders approved at a special meeting. Excluded from the table above is the increase of 1,200,000 shares on January 1, 2026, pursuant to the Equity Incentive Plan's provisions. Our ESPP provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2018 fiscal year in an amount equal to the least of (i) 450,000 shares, (ii) 1.5% of the outstanding shares of our common stock as of December 31 of the immediately preceding year, or (iii) such number of shares as determined by our Board of Directors. On January 1, 2024, the number of shares available for issuance under the ESPP increased by 450,000 shares pursuant to the ESPP’s provisions. On January 1, 2025, the number of shares available for issuance under the ESPP increased by an additional 450,000 shares pursuant to the ESPP's provisions. These increases are reflected in the table above. Excluded from the table above is the increase of 450,000 shares on January 1, 2026, pursuant to the ESPP's provisions.

(2)

Consists of the Company’s 2017 Inducement Equity Incentive Plan (the “Inducement Plan”), which was adopted by our Board of Directors. We initially reserved 1,000,000 shares of our common stock for issuance pursuant to equity awards granted under the Inducement Plan. On May 20, 2021, the Board approved an amendment to the Inducement Plan to increase the number of shares reserved for issuance by an additional 1,000,000 shares. This increase is reflected in the table above. In March 2024, the Board approved a second amendment to the Inducement Plan to reserve an additional 2,000,000 shares of the Company’s common stock for issuance pursuant to the Inducement Plan. This increase is also reflected in the table above.

EXECUTIVE OFFICERS

Biographical data for our current executive officers, including their ages as of December 31, 2025, is set forth below. For biographical data for Messrs. LaViolette and Uecker, see “Board of Directors and Committees of the Board," above.

Jon Skinner, age 40, has served as our Chief Financial Officer since February 2025. Mr. Skinner most recently served as Vice President, FP&A and Investor Relations at Copeland, a private equity backed industrial company, from January 2024 to January 2025. From December 2021 to January 2024, Mr. Skinner was Vice President, Finance and Corporate Development at Imperative Care, a venture backed medical technology company. There, he spearheaded M&A, strategy, partnerships, and sales operations along with providing financial and strategic support for all development stage business units. While at Imperative Care, he also served as the interim CFO of Kandu Health during its spin-out and fundraising process. Prior to his time at Imperative Care, from August 2016 to December 2021, Mr. Skinner served in various roles at Teleflex (NYSE: TFX), a global medical technology company, including, most recently, Vice President, Finance – Interventional Urology (June 2021 to December 2021), Senior Director, Corporate Development (April 2020 to May 2021), and Director, Corporate Development (January 2018 to March 2020). There he led accounting, FP&A, customer service, and sales operations for the Interventional Urology Business Unit, following his role as Senior Director, Corporate Development, where he helped close 25 M&A transactions. Mr. Skinner holds a Bachelor of Science and a Master of Business Administration from The Ohio State University.

Liane Teplitsky, age 49, has served as our Chief Operating Officer since April 2026.  Ms. Teplitsky most recently served as Chief Executive Officer of Artedrone, where she led the strategy and development of an autonomous robotic technology for stroke treatment. Previously, Ms. Teplitsky held senior marketing and commercial leadership roles at Abbott Laboratories and St. Jude Medical, contributing to the development, clinical validation, and global commercialization of cardiovascular and electrophysiology (EP) therapies. She also served as President of Robotics, Technology and Data Solutions at Zimmer Biomet, where she led global strategy and commercialization for robotics and digital health technologies. Ms. Teplitsky holds a Master of Science in Biomedical Engineering from Duke University and Bachelor of Science degrees in Electrical Engineering and Physiology from the University of Saskatchewan. Ms. Teplitsky currently serves as Chairman of the Board of Carvolix (Paris-EUR) and will remain in this role as she joins Pulse Biosciences.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Manmeet S. Soni (Chair)

Robert W. Duggan
Richard A. van den Broek

Overview of Compensation Program

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to each of our executive officers named in the Compensation Table under “Remuneration of Executive Officers” (the “named executive officers” or “NEOs”) who served during the year ended December 31, 2025. This compensation discussion primarily focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. We also describe compensation actions taken after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure. The principles and guidelines discussed herein would also apply to any additional executive officers that the Company may hire in the future.

The Compensation Committee of the Board has responsibility for overseeing, reviewing and approving executive compensation and benefit programs in accordance with the Compensation Committee’s charter. The members of the Compensation Committee are Manmeet Soni, Robert Duggan and Richard van den Broek.

The principal duties and responsibilities of the Compensation Committee include:

●

reviewing, modifying and approving our overall compensation strategy and policies, including: (a) reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; (b) evaluating and approving, or recommending to the Board for approval, compensation plans and programs advisable for us, including modifications and terminations to those plans and programs; (c) establishing policies with respect to equity compensation arrangements; (d) assessing the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry; and (e) reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangement for our executive officers and other senior management, as appropriate;

●

establishing and approving individual and corporate goals and objectives of our named executive officer and our other executive officers and senior management and evaluating performance of our named executive officers and our other executive officers and senior management, as appropriate, in light of these stated objectives;

●	reviewing and approving the types and amounts of compensation to be paid or awarded to Board members; and

●	adopting, amending, administering, and terminating our equity compensation plans, bonus plans, deferred compensation plans, and similar programs.

Generally, the Compensation Committee’s process for setting executive compensation comprises two related elements: the determination of compensation levels; and the establishment of performance objectives for the current year. The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held near the beginning of each fiscal year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive officer hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

For executive officers other than our Chief Executive Officer, the Compensation Committee solicits and considers such executive officers’ performance evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. In addition, the Compensation Committee conducts an evaluation of the performance of our Chief Executive Officer and determines any adjustments to his compensation as well as awards to be granted. Based on those discussions and the exercise of its discretion, the Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers. For all executive officers and directors, when making its compensation decisions, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive officer and director share ownership information, Company share performance data, analyses of historical executive officer compensation levels, and current Company-wide compensation levels, including analyses of executive officer and director compensation paid at the companies comprising the Company's compensation peer group. The Compensation Committee may also form and delegate authority to subcommittees as it deems appropriate.

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers (NEOs). This discussion contains forward looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As a “smaller reporting company,” as defined under Rule 405 of the Securities Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our named executive officers for fiscal year 2025 were our principal executive officer, our principal financial officer and our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2025, as well as our former Chief Commercial Officer, namely: (i) Paul A. LaViolette, our Co-Chairman of the Board of Directors and our current Chief Executive Officer, (ii) Jon Skinner, our  Chief Financial Officer, (iii) Darrin R. Uecker, our Chief Technology Officer and a member of our Board of Directors, and (iv) Kevin P. Danahy, our former Chief Commercial Officer. Ms. Liane Teplitsky, our Chief Operating Officer, joined the Company in April 2026, so she is not included in the summary compensation table for fiscal year 2025, below. Mr. Danahy resigned from the Company in February 2026, and no cash severance was owed under his employment agreement.

In March 2023, to encourage employee retention through the Company’s change in strategic focus, the Compensation Committee awarded all Company employees, other than our Chief Executive Officer and Chief Technology Officer, a spot bonus equal to 8% of each employee’s base salary. Each of these bonuses was paid in three equal installments on June 30, 2023, September 30, 2023, and December 31, 2023, provided the recipient remained an employee through the applicable payment date.

In September 2023, the Board of Directors awarded $300,000, as a 2023 bonus prepayment, to each of our Chief Executive Officer and Chief Technology Officer in recognition of the Company’s exceptional progress towards successfully completing its 2023 corporate objectives. Thereafter, in December 2023, the Compensation Committee concluded that 100% of the Company’s 2023 corporate objectives had been achieved and decided to award 2023 cash bonuses in full, which bonuses were paid in 2024 other than the prepayments paid in September 2023.

In February 2025, the Compensation Committee concluded that 88.88% of the Company’s 2024 corporate objectives had been achieved and decided to award proportionate 2024 cash bonuses, which bonuses were paid in 2025.

In February 2026, the Compensation Committee concluded that the Company’s 2025 corporate objectives had not been achieved and decided not to award 2025 cash bonuses.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, our principal financial officer, as well as our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2025, and additional corrected information for certain of our former named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Paul A. LaViolette(2)	2025	708,523		—		6,717,960	1,416	7,427,899
Chief Executive Officer and Co-Chairman	2024	—		—		—	—	—
	2023	—		—		—	—	—
	2022	—		—		—	—	—
Jon Skinner(3)	2025	366,667		56,000		2,419,035	1,298	2,843,000
Chief Financial Officer	2024	—		—		—	—	—
	2023	—		—		—	—	—
	2022	—		—		—	—	—
Darrin R. Uecker	2025	540,312		328,161		—	1,416	869,889
Chief Technology Officer and Director	2024	512,500		102,473		—	1,437	616,410
	2023	433,333		399,973	(4)	4,556,552	1,420	5,391,278
	2022	485,909		—		—	1,326	487,235
Kevin P. Danahy(5)	2025	525,000		328,161		—	1,416	854,577
Former Chief Commercial Officer	2024	512,500		102,473		1,319,688	1,437	1,936,098
	2023	433,332		399,973	(4)	5,332,679	1,420	6,167,404
	2022	350,038		—		1,215,760	1,203	1,567,001
Burke T. Barrett(6)	2025	—		—		—	—	—
Former Chief Executive Officer and Former Director	2024	327,318	(8)	108,510		8,700,311	1,437	9,137,576
	2023	—		—		—	—	—
	2022	—		—		—	—	—
Mitchell E. Levinson(7)	2025	—		—		—	—	—
Former Chief Strategy Officer and Former Director	2024	—		—		—	—	—
	2023	369,563		213,582		1,061,568	1,420	1,646,133
	2022	360,000		—		—	1,338	361,338
(1)

Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements. During fiscal year 2025, Messrs. LaViolette and Skinner were each granted option awards with market-based and performance-based vesting conditions. The maximum potential value of their option awards were $16,239,000 and $2,625,375, respectively, at the time of their grant, assuming the highest level of performance achieved. The potential value of each of these awards is not reflected in the table above.

(2)	Mr. LaViolette was appointed as our President and Chief Executive Officer as of January 9, 2025. He did not receive any employment compensation from us during fiscal years 2024, 2023 and 2022.
(3)	Mr. Skinner joined the Company in February 2025. He did not receive any employment compensation for fiscal years 2024, 2023 and 2022.
(4)	Reflects prepayment of the 2023 bonus potential by the Company’s Board of Directors.
(5)	Mr. Danahy served as our Chief Commercial Officer from February 2022 to October 2022 and again from January 2025 to February 2026. He served as our Chief Executive Officer from October 2022 to May 2024 and again from December 2024 to January 2025.
(6)	Mr. Barrett served as our Chief Executive Officer from May 2024 to December 2024. He did not receive any compensation for fiscal years 2022 and 2023. He only received continuing severance payments in fiscal year 2025.
(7)	Mr. Levinson's status as a named executive officer ended in 2024 and his employment ended in 2026. Accordingly, we are only reporting the compensation he received in 2022 and 2023 in the above table.
(8)	Reflects a severance payment of $21,875.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our Named Executive Officers, as of December 31, 2025. The Company had no outstanding stock awards, other than stock options, as of December 31, 2025.

	Option Awards
Name	Number of Securities Underlying Outstanding Options (#)				Option Exercise Price ($/sh)	Option Expiration Date
	Exercisable		Unexercisable and Unearned
Paul A. LaViolette	75,000		125,000	(1)	15.65	08/09/2034
	18,750		31,250	(2)	15.65	08/09/2034
	—		5,425	(3)	18.43	01/09/2035
	—		107,075	(3)	18.43	01/09/2035
	—		5,425	(3)	18.43	01/09/2035
	—		332,075	(3)	18.43	01/09/2035
	—		600,000	(5)	18.43	01/09/2035
	—		450,000	(5)	18.43	01/09/2035
Kevin P. Danahy(6)	75,000		25,000	(3)	6.41	02/14/2032
	25,000		25,000	(3)	6.41	02/14/2032
	312,500		112,500	(3)	1.53	09/23/2032
	100,000		25,000	(4)	6.41	02/14/2032
	—		25,000	(5)	6.41	02/14/2032
	—		500,000	(5)	6.44	04/29/2033
	—		200,000	(5)	7.08	07/12/2033
	—		460,000	(7)	4.38	11/01/2033
Darrin R. Uecker	195,000	(8)	—		30.99	06/07/2027
	187,286	(8)	—		30.99	06/07/2027
	54,750	(4)	—		24.03	03/22/2031
	37,500	(8)	—		10.66	05/18/2030
	—		500,000	(5)	6.44	04/29/2033
	—		200,000	(5)	7.08	07/12/2033
	—		330,000	(7)	4.38	11/01/2033
Jon Skinner	—		19,616	(3)	20.93	02/03/2035
	—		130,384	(3)	20.93	02/03/2035
	—		150,000	(5)	20.93	02/03/2035
(1)	Granted subject to future stockholder approval of an increase in the number of shares available to grant under the Company's Equity Incentive Plan.
(2)	Board service grant pursuant to the Company's Amended and Restated Outside Director Compensation Policy.
(3)	Grant consisting of 100% time-based vesting option grants.
(4)	Performance-based vesting stock option grants of which a portion of the performance criteria have been achieved.
(5)	Performance-based vesting stock option grants of which no performance criteria have been achieved.
(6)	Mr. Danahy served as our Chief Commercial Officer from January 2025 to February 2026.
(7)

Stock options will vest in full automatically upon the earlier to occur of (i) the six (6) year anniversary of the grant date, and (ii) the 1-year anniversary of a Change in Control, as defined by the Company’s 2017 Equity Incentive Plan; provided, however, that no Change in Control shall be found to exist for purposes of vesting of the Awards if the primary purpose of the persons investing in the Company is principally to provide working capital financing, and not to acquire a controlling interest in the Company, notwithstanding whether the sum of such investment, after the financing, equals or exceeds 50% of the ownership of the Company.

(8)	Fully-vested stock option grants.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 401(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance information presented in this section when making its compensation decisions for either of the years shown. For further information about how we align executive compensation with the Company’s performance, please refer to the Compensation Discussion and Analysis, above. The amounts in the tables below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.

The following table sets forth the compensation for our principal executive officers (our “PEOs”) and the average compensation for certain of our other NEOs, each as reported in the Summary Compensation Table and with certain adjustments to reflect Compensation Actually Paid (“CAP”), as defined under the SEC rules. The table also provides information with respect to Cumulative Total Shareholder Return (“TSR”) and Net Income.

Year	Summary Compensation Table Total for PEO Burke T. Barrett ($)	Compensation Actually Paid to PEO Burke T. Barrett ($)	Summary Compensation Table Total for PEO Kevin Danahy ($)	Compensation Actually Paid to PEO Kevin Danahy ($)	Summary Compensation Table Total for PEO Paul A. LaViolette ($)	Compensation Actually Paid to PEO Paul A. LaViolette ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)	PLSE Total Shareholder Return ($)	Net Loss ($ in thousands)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(h)
2025	—	—	854,577	(4,679,472)	7,427,899	4,584,925	1,856,445	(743,231)	57.54	(72,781)
2024	9,137,576	2,161,332	1,936,098	8,698,360	—	—	616,410	5,508,580	72.97	(53,585)
2023	—	—	6,167,404	18,404,374	—	—	3,518,706	7,757,424	51.30	(42,210)
2022	—	—	1,567,001	1,927,003	—	—	424,287	(193,680)	11.61	(58,505)
(1)

Messrs. Paul A. LaViolette and Kevin Danahy were our PEOs during 2025. Mr. Danahy served as our interim Chief Executive Officer from January 1, 2025 through January 9, 2025, upon which Mr. LaViolette assumed the role subsequent to his appointment as Chief Executive Officer. Our non-PEO NEOs for 2025 were Mr. Darrin R. Uecker, our Chief Technology Officer, and Mr. Jon Skinner, our Chief Financial Officer, subsequent to his appointment on February 3, 2025. Messrs. Danahy and Burke T. Barrett were our PEOs during 2024. Mr. Danahy served as our Chief Executive Officer from January 1, 2024 through May 12, 2024, upon which Mr. Barrett assumed the role subsequent to his appointment as Chief Executive Officer. Our non-PEO NEO for 2024 was Mr. Uecker. Mr. Danahy was our PEO for 2023 and 2022. Our non-PEO NEOs for 2023 and 2022 were Mr. Uecker and Mr. Mitchell E. Levinson, our former Chief Strategy Officer.

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEOs and non-PEO NEOs. The amounts reflect the Summary Compensation Table with certain adjustments as detailed in the table below.

Year	Executives	Summary Compensation Table Total ($) (1)	Grant Date Fair Value of Option Awards Granted in Fiscal Year ($)	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year ($)	Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years ($)	Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)	Fair Value at Vesting of Option Awards Granted in Fiscal Year That Vested During Fiscal Year ($)	Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)	Total Equity Award Adjustments ($)	Compensation Actually Paid ($)
		(a)	(b)	(i)	(ii)	(iii)	(iv)	(v)	(c) = (i) + (ii) + (iii) + (iv) + (v)	(a) + (b) + (c)
2025	PEO: Kevin Danahy	854,577	—	—	(5,620,374)	86,325	—	—	(5,534,049)	(4,679,472)
	PEO: Paul A. LaViolette	7,427,899	(6,717,960)	4,617,545	(608,104)	(134,455)	—	—	3,874,986	4,584,925
	non-PEO NEOs	1,856,445	(1,209,518)	726,932	(2,121,016)	3,926	—	—	(1,390,158)	(743,231)
2024	PEO: Burke T. Barrett	9,137,576	(8,700,311)	—	—	—	1,724,067	—	1,724,067	2,161,332
	PEO: Kevin Danahy	1,936,098	(1,319,688)	—	7,479,732	602,218	—	—	8,081,950	8,698,360
	non-PEO NEO	616,410	—	—	4,913,882	(21,712)	—	—	4,892,170	5,508,580
2023	PEO: Kevin Danahy	6,167,404	(5,332,679)	12,239,432	4,949,944	380,273	—	—	17,569,649	18,404,374
	non-PEO NEOs	3,518,706	(2,809,061)	6,684,038	224,107	66,128	73,506	—	7,047,779	7,757,424
2022	PEO: Kevin Danahy	1,567,001	(1,215,760)	1,575,762	—	—	—	—	1,575,762	1,927,003
	non-PEO NEOs	424,287	—	—	(445,513)	(172,454)	—	—	(617,967)	(193,680)
(1)	The Summary Compensation Table Total for non-PEO NEOs represents the average of the total compensation paid to each of our non-PEO NEOs as shown in our Summary Compensation Table. Our non-PEO NEOs for 2025 were Messrs. Uecker and Skinner, our non-PEO NEO for 2024 was Mr. Uecker, and our non-PEO NEOs for 2023 and 2022 were Messrs. Uecker and Levinson.

Analysis of the Information Presented in the Pay Versus Performance Tables

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between compensation actually paid to each of our PEOs, the average of compensation actually paid to our Non-PEO NEOs, and our net loss during the four most recently completed fiscal years.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between compensation actually paid to each of our PEOs, the average of compensation actually paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

The information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Employment Agreement with Paul A. LaViolette (Chief Executive Officer, President and Co-Chairman)

We entered into an employment agreement with Mr. LaViolette on January 9, 2025, when he joined the Company as our President and Chief Executive Officer. Mr. LaViolette’s employment agreement has no specific term and constitutes at-will employment. His current annual base salary is $725,000. Presently, Mr. LaViolette is eligible for an annual target bonus equal to 70% of his annual base salary, subject to achievement of performance objectives. Mr. LaViolette is also eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

Mr. LaViolette’s employment agreement provided him the right to receive an option to purchase up to 1,500,000 shares of our common stock (the “LaViolette Start Date Option”). Under Mr. LaViolette’s employment agreement, the LaViolette Start Date Option will vest according to the following schedule provided he continues to provides services to the Company as a Service Provider, as defined by the Company’s equity plans, through each such vesting date:

(i)	7.5% of the option shares subject to the LaViolette Start Date Option (equal to 112,500 option shares) will vest on the third anniversary of January 9, 2025;

(ii)	22.5% of the option shares subject to the LaViolette Start Date Option (equal to 337,500 option shares) will vest on the fourth anniversary of January 9, 2025;

(iii)	30% of the option shares subject to the LaViolette Start Date Option (equal to 450,000 options shares) will vest based upon the achievement of the following performance objectives:

a.

One-third of the 30% (equal to 150,000 option shares) would vest when the Company has had a market capitalization of not less than three billion ($3.0B) for 270 consecutive calendar days and the Company has generated not less than $48 million of GAAP product revenue over twelve months;

b.

One-third of the 30% (equal to 150,000 option shares) would vest when the Company has had a market capitalization of not less than four billion ($4.0B) for 270 consecutive calendar days and the Company has generated not less than $115 million of GAAP product revenue over twelve months with 10% GAAP operating margin;

c.

One-third of the 30% (equal to 150,000 option shares) would vest when the Company has had a market capitalization of not less than five billion ($5.0B) for 270 consecutive calendar days and the Company has generated not less than $175 million of GAAP product revenue over twelve months with 15% GAAP operating margin; and

(iv)	40% of the options shares subject to the LaViolette Start Date Option (600,000 option shares) will vest based upon the achievement of the following performance objectives:

a.

50% of the 40% (equal to 300,000 option shares) would vest when the Company has a market capitalization of not less than six billion ($6.0B) for 270 consecutive calendar days and the Company has generated not less than $300 million of GAAP product revenue over twelve months with 70% GAAP gross margin and 20% GAAP operating margin; and

b.

50% of the 40% (equal to 300,000 option shares) would vest when the Company has a market capitalization of not less than nine billion ($9.0B) for 270 consecutive calendar days and the Company has generated not less than $500 million of GAAP product revenue over twelve months with 75% GAAP gross margin and 30% GAAP operating margin.

However, pursuant to his employment agreement, if Mr. LaViolette’s employment is involuntary terminated within twelve months following a Company “change of control,” as such term is defined in his applicable option agreements, 100% of his unvested equity awards then outstanding will fully vest and become exercisable. If his employment is involuntarily terminated not in connection with a Company change of control, then the vesting of his outstanding equity awards that would normally vest over the following twelve-month period will immediately accelerate and fully vest prior to his termination.

If we terminate Mr. LaViolette’s employment other than for “cause,” death, or disability or if he resigns for “good reason,” as defined in his employment agreement, then, subject to his execution of a release of claims in our favor and Mr. LaViolette’s compliance with certain restrictive covenants set forth in his employment agreement, Mr. LaViolette is entitled to receive (i) continuing payments of his then-current base salary for a period of three months following his termination of employment or for a period of twelve months if occurring within twelve months of a change of control, less applicable withholdings, and (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Mr. LaViolette and his respective dependents until the earlier of (A) Mr. LaViolette or his eligible dependents become covered under similar plans, or (B) the date upon which Mr. LaViolette ceases to be eligible for coverage under COBRA, or (C) the twelve month anniversary of the termination of his employment.

As defined in Mr. LaViolette’s employment agreement, as amended, “cause” means Mr. LaViolette’s (i) conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (ii)  gross misconduct, (iii) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Mr. LaViolette owes an obligation of nondisclosure as a result of Mr. LaViolette relationship with the Company; (iv) willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; or (v)  continued failure to perform his employment duties after Mr. LaViolette has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Mr. LaViolette has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within 30 business days after receiving such notice.  As defined in Mr. LaViolette’s employment agreement, as amended, “good reason” means Mr. LaViolette’s resignation within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Mr. LaViolette’s express written consent: (i) the assignment to Mr. LaViolette of any duties beyond the generally recognized scope of employment of a company chief executive officer or the reduction of Mr. LaViolette’s duties or the removal of Mr. LaViolette from his position and responsibilities as chief executive officer, either of which must result in a material diminution of Mr. LaViolette’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment; provided, however, if Mr. LaViolette is provided with an alternative executive type position within the Company or its subsidiaries at the same or better compensation as proved herein or that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute “good reason”; or (ii) a material reduction in Mr. LaViolette’s base salary (except where there is a reduction applicable to the management team generally of not more than 10% of Mr. LaViolette’s base salary). Mr. LaViolette will not resign for good reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days of the initial existence of the grounds for “good reason” and a reasonable cure period of not less than 30 days following the date of such notice and such grounds for “good reason” have not been cured during such cure period.

In the event any payment to Mr. LaViolette pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") as a result of a payment being classified as a parachute payment under Section 280G of the Code, Mr. LaViolette will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to eliminate the potential excise tax imposed by Section 4999 of the Code.

Mr. LaViolette has also entered into our standard inventions assignment, confidentiality and non-competition agreement and our standard indemnification agreement for officers and directors.

Employment Agreement with Darrin R. Uecker (Chief Technology Officer)

We entered into an employment agreement with Mr. Uecker on September 8, 2015, when he joined the Company as our President and Chief Executive Officer. We then amended Mr. Uecker’s employment agreement on October 5, 2016, in advance of our initial public offering of shares. We again amended Mr. Uecker’s employment agreement on September 20, 2022, when the Board appointed him as our Chief Technology Officer, so that he could focus his efforts on new product development in cardiology. We have amended Mr. Uecker's employment agreement since September 2022 to change certain provisions, such as his base salary and bonus target. Mr. Uecker’s employment agreement, as amended, has no specific term and constitutes at-will employment. His current annual base salary is $525,000. Presently, Mr. Uecker is eligible for an annual target bonus equal to 70% of his annual base salary, subject to achievement of performance objectives. Mr. Uecker is also eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

Prior to their expiry on September 8, 2025, Mr. Uecker exercised the options he received when he joined the Company to purchase up to 281,534 shares of common stock at $4.00 per share.

If we terminate Mr. Uecker’s employment other than for “cause,” death, or disability or if he resigns for “good reason,” as defined in his employment agreement, then, subject to his execution of a release of claims in our favor and Mr. Uecker’s compliance with certain restrictive covenants set forth in his employment agreement Mr. Uecker is entitled to receive (i) continuing payments of Mr. Uecker’s then-current base salary for a period of three months following his termination of employment (or for a period of twelve months if the termination occurs within twelve months of a Change of Control), less applicable withholdings, (ii) accelerated vesting as to that portion of Mr. Uecker’s then outstanding and unvested options that would have vested had Mr. Uecker remained an employee for twelve months following his termination date, and (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Mr. Uecker and his respective dependents until the earlier of (A) Mr. Uecker or his eligible dependents become covered under similar plans, or (B) the date upon which Mr. Uecker ceases to be eligible for coverage under COBRA.

As defined in Mr. Uecker’s employment agreement, “cause” means Mr. Uecker’s (i) conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (ii)  gross misconduct, (iii) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Mr. Uecker owes an obligation of nondisclosure as a result of Mr. Uecker relationship with the Company; (iv) willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; or (v)  continued failure to perform his employment duties after Mr. Uecker has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Mr. Uecker has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within 30 business days after receiving such notice.  As defined in Mr. Uecker’s employment agreement, as amended, “good reason” means Mr. Uecker’s resignation within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Mr. Uecker’s express written consent: (i) the assignment to Mr. Uecker of any duties beyond the generally recognized scope of employment of a company chief technology officer or the reduction of Mr. Uecker’s duties or the removal of Mr. Uecker from his position and responsibilities as chief technology officer, either of which must result in a material diminution of Mr. Uecker’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment; provided, however, if Mr. Uecker is provided with an alternative executive type position within the Company or its subsidiaries at the same or better compensation as proved herein or that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute “good reason”; (ii) a reduction in Mr. Uecker’s base salary (except where there is a reduction applicable to the management team generally of not more than 10% of Mr., Uecker’s base salary); or (iii) a material change in the geographic location of Mr. Uecker’s primary work facility or location; provided, that a relocation of less than 50 miles from Mr. Uecker’s then present work location will not be considered a material change in geographic location. Mr. Uecker will not resign for good reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days of the initial existence of the grounds for “good reason” and a reasonable cure period of not less than 30 days following the date of such notice and such grounds for “good reason” have not been cured during such cure period.

In the event any payment to Mr. Uecker pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Code as a result of a payment being classified as a parachute payment under Section 280G of the Code, Mr. Uecker will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to eliminate the potential excise tax imposed by Section 4999 of the Code.

Mr. Uecker has also entered into our standard inventions assignment, confidentiality and non-competition agreement and our standard indemnification agreement for officers and directors.

Employment Agreement with Jon Skinner (Chief Financial Officer)

We entered into an employment agreement with Mr. Skinner on January 31, 2025, when he joined the Company as our Chief Financial Officer. Mr. Skinner’s employment agreement has no specific term and constitutes at-will employment. His current annual base salary is $400,000. Presently, Mr. Skinner is eligible for an annual target bonus equal to 50% of his annual base salary, subject to achievement of performance objectives. Mr. Skinner is also eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

Mr. Skinner’s employment agreement provided him the right to receive an option to purchase up to 300,000 shares of our common stock (the “Skinner Start Date Option”). Under Mr. Skinner’s employment agreement, the Skinner Start Date Option will vest according to the following schedule provided he continues to provides services to the Company as a Service Provider, as defined by the Company’s equity plans, through each such vesting date:

(i)

Time Based Vesting:  up to 50% of the Start Date Option (equal to 150,000 option shares) will vest as follows: 12.5% will vest (equal to 37,500 option shares) on the first Anniversary of the Start Date and thereafter 12.5% (equal to 37,500 option shares per year) will vest in equal amounts on an annual basis over the three year period starting with the first anniversary of the Start Date, and

(ii)

Performance Based Vesting: up to the remaining 50% of the option shares subject to the Start Date Option (equal to 150,000 options shares) will vest based upon the achievement of the following performance objectives:

a.

25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than two billion ($2.0B) for 270 consecutive calendar days and the Company has generated not less than $8 million of GAAP product revenue over twelve months;

b.

25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than three billion ($3.0B) for 270 consecutive calendar days and the Company has generated not less than $48 million of GAAP product revenue over twelve months;

c.

25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than four billion ($4.0B) for 270 consecutive calendar days and the Company has generated not less than $115 million of GAAP product revenue over twelve months; and

d.

25% of the 50% (equal to 37,500 option shares) would vest when the Company has had a market capitalization of not less than five billion ($5.0B) for 270 consecutive calendar days and the Company has generated not less than $175 million of GAAP product revenue over twelve months.

However, pursuant to his employment agreement, if Mr. Skinner’s employment is involuntary terminated within twelve months following a Company “change of control,” as such term is defined by his employment agreement, either 100% of his unvested equity awards then outstanding will fully vest and become exercisable, or 50% of his unvested equity awards will fully vest and become exercisable if his involuntary termination occurs before January 31, 2026. If his employment is involuntarily terminated not in connection with a Company change of control, then the vesting of his outstanding equity awards that would normally vest over the following twelve-month period will immediately accelerate and fully vest prior to his termination.

If we terminate Mr. Skinner’s employment other than for “cause,” death, or disability or if he resigns for “good reason,” as defined in his employment agreement, then, subject to his execution of a release of claims in our favor and Mr. Skinner’s compliance with certain restrictive covenants set forth in his employment agreement Mr. Skinner is entitled to receive (i) continuing payments of his then-current base salary for a period of twelve months following his termination of employment, less applicable withholdings, and (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Mr. Skinner and his respective dependents until the earlier of (A) Mr. Skinner or his eligible dependents become covered under similar plans, (B) the date upon which Mr. Skinner ceases to be eligible for coverage under COBRA, or (C) the date on which he is no longer eligible to continue receiving severance payments from the Company.

As defined in Mr. Skinner’s employment agreement, “cause” means Mr. Skinner’s (i) conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (ii)  gross misconduct, (iii) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Mr. Skinner owes an obligation of nondisclosure as a result of Mr. Skinner relationship with the Company; (iv) willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; or (v)  continued failure to perform his employment duties after Mr. Skinner has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Mr. Skinner has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within 30 business days after receiving such notice.  As defined in Mr. Skinner’s employment agreement, “good reason” means Mr. Skinner’s resignation within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Mr. Skinner’s express written consent: (i) the assignment to Mr. Skinner of any duties beyond the generally recognized scope of employment of a company chief financial officer or the reduction of Mr. Skinner’s duties or the removal of Mr. Skinner from his position and responsibilities as chief financial officer, either of which must result in a material diminution of Mr. Skinner’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment; provided, however, if Mr. Skinner’s is provided with an alternative executive type position within the Company or its subsidiaries at the same or better compensation as proved herein or that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute “good reason”; (ii) a material reduction in Mr. Skinner’s base salary (except where there is a reduction applicable to the management team generally of not more than 10% of Mr. Skinner’s base salary); or (iii) a material change in the geographic location of Mr. Skinner’s primary work facility or location; provided, that a relocation of less than 50 miles from Mr. Skinner’s then present work location will not be considered a material change in geographic location. Mr. Skinner will not resign for good reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days of the initial existence of the grounds for “good reason” and a reasonable cure period of not less than 30 days following the date of such notice and such grounds for “good reason” have not been cured during such cure period.

In the event any payment to Mr. Skinner pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Code as a result of a payment being classified as a parachute payment under Section 280G of the Code, Mr. Skinner will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to eliminate the potential excise tax imposed by Section 4999 of the Code.

Mr. Skinner has also entered into our standard inventions assignment, confidentiality and non-competition agreement and our standard indemnification agreement for officers and directors.

Employment Agreement with Liane Teplitsky (Chief Operating Officer)

We entered into an Employment Agreement with Ms. Teplitsky on April 8, 2026, when she joined the Company as our Chief Operating Officer. Ms. Teplitsky’s employment agreement has no specific term and constitutes at-will employment. Her current annual base salary is $525,000 and she is eligible for an annual target bonus equal to 70% of her annual base salary, subject to achievement of performance objectives set by the Company. Ms. Teplitsky is also eligible to participate in employee benefit plans maintained from time to time by the Company of general applicability to other senior executives.

In connection with her appointment, the Company awarded Ms. Teplitsky a stock option (the “Teplitsky Start Date Option”) to purchase up to 700,000 shares of the Company’s common stock, with an exercise price of $19.06 per share, the closing price of the Company’s common stock on April 8, 2026, Ms. Teplitsky’s employment start date and date of grant. The award was made pursuant to the terms and conditions of the Company’s Amended and Restated 2017 Inducement Equity Incentive Plan (the “Plan”). The Teplitsky Start Date Option has a ten-year term and will vest as follows:  Subject to certain accelerated vesting provisions as described in the employment agreement, (A) up to 2/7 of the Teplitsky Start Date Option (equal to 200,000 option shares) will vest as follows: 1/14 will vest (equal to 50,000 option shares) on the first Anniversary of the Start Date and thereafter 1/14 (equal to 50,000 option shares per year) will vest in equal amounts on an annual basis over the three year period starting with the first anniversary of the Start Date, and (B) up to the remaining 5/7 of the option shares subject to the Teplitsky Start Date Option (equal to 500,000 options shares) will vest based upon the achievement of the following performance objectives:

a.

approximately 2/10.5 of which (equal to 133,333 option shares) would vest when the Company has had a market capitalization of not less than two billion ($2.0B) for 270 consecutive calendar days and the Company has generated not less than $100 million of GAAP product revenue over twelve months;

b.

approximately 1/3 of which (equal to 233,334 option shares) would vest when the Company has had a market capitalization of not less than three billion ($3.0B) for 270 consecutive calendar days and the Company has generated not less than $200 million of GAAP product revenue over twelve months; and

c.

approximately 2/10.5 of which (equal to 133,333 option shares) would vest when the Company has had a market capitalization of not less than five billion ($5.0B) for 270 consecutive calendar days and the Company has generated not less than $330 million of GAAP product revenue over twelve months.

In addition, the Company awarded Ms. Teplitsky 200,000 restricted stock units under the Plan (the “Teplitsky Start Date RSUs”). Subject to certain accelerated vesting provisions as described in the Employment Agreement, the Teplitsky Start Date RSUs will vest based upon the achievement of the following performance objectives:

a.	1/4 of the Teplitsky Start Date RSUs (equal to 50,000 restricted stock units) would vest when the Company has generated not less than $100 million of GAAP product revenue over twelve months;

b.	1/2 of the Teplitsky Start Date RSUs (equal to 100,000 restricted stock units) would vest when the Company has generated not less than $200 million of GAAP product revenue over twelve months; and

c.	1/4 of the Teplitsky Start Date RSUs (equal to 50,000 restricted stock units) would vest when the Company has generated not less than $300 million of GAAP product revenue over twelve months.

Ms. Teplitsky has also entered into the Company’s standard inventions assignment, confidentiality and non-competition agreement and its standard indemnification agreement for officers and directors.

Employment Agreements with Former Executive Officers

Employment Agreement with Kevin P. Danahy (Former Chief Commercial Officer)

We entered into an employment agreement with Mr. Danahy on February 9, 2022, when he joined the Company as our Chief Commercial Officer, and it was amended several times during his employment with us to change certain provisions, such as his base compensation, target bonus and potential severance benefits. His employment agreement, as amended, had no specific term and constituted at-will employment. At the time of his resignation in February 2026, Mr. Danahy’s annual base salary was $525,000 and his annual target bonus equaled 70% of his annual base salary, subject to achievement of performance objectives set by the Company's Board of Directors. During his employment, Mr. Danahy was also eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

Mr. Danahy’s original employment agreement provided him the right to receive an option to purchase up to 300,000 shares of our common stock (the “Danahy Option”). On September 20, 2022, Mr. Danahy and the Company entered into an amendment agreement, pursuant to which he received an additional option to purchase up to 450,000 shares of our common stock (the “Additional Option”). Under Mr. Danahy’s employment agreement, as amended, the Danahy Option was to have vested according to the following schedule had he continued to provide services to the Company as a Service Provider, as defined by the Company’s equity plans, through each such vesting date: (a) 1/3 of the option shares granted (100,000 option shares) were to vest in four equal installments on each of the first four annual anniversaries of his Start Date, i.e., February 9, 2022, (b) 1/3 of the option shares (100,000 option shares) were to vest upon the achievement of performance objectives established in good faith by the Compensation Committee, with vesting targets set at 25% (i.e., 25,000 option shares each) on each of the first four annual anniversaries of the Start Date, (c) 1/6 of the option shares (50,000 option shares) were to vest in two equal installments on each of the third and fourth annual anniversaries of the Start Date, and (d) 1/6 of the option shares (50,000 option shares) were to vest upon in two equal installments on each of the third and fourth annual anniversaries of the Start Date upon the achievement of performance objectives established in good faith by the Compensation Committee. In contrast, the Additional Option had time-based vesting provisions, vesting in equal installments over four years on each anniversary of the amendment date, subject to his continuing service to the Company. Throughout his service as our Chief Commercial Officer and Chief Executive Officer, in addition to the Danahy Option and the Additional Option, Mr. Danahy was awarded additional common stock awards totaling 1,160,000 shares, subject to vesting criteria.

Employment Agreement with Burke T. Barrett (Former Chief Executive Officer)

We entered into an employment agreement with Mr. Barrett on May 12, 2024, when he joined the Company as our President and Chief Executive Officer. His employment agreement had no specific term and constituted at-will employment. At the time of his resignation in December 2024, Mr. Barrett’s annual base salary was $525,000 and he was eligible for an annual target bonus equal to 70% of his annual base salary, subject to achievement of performance objectives set by the Company's Board of Directors. During his employment. Mr. Barrett was also eligible to participate in employee benefit plans maintained from time to time by the Company of general applicability to other senior executives.

Mr. Barrett’s employment agreement provided him the right to receive an option to purchase up to 1,400,000 shares of our common stock (the “Barrett Option”). The Barrett Option would have vested as follows had he continued to provide services to the Company as a Service Provider, as defined by the Company’s equity plans, through each such vesting date: (i) up to 50% of the option shares subject to the Barrett Option (equal to 700,000 option shares) would have vested over four years as follows: 25% (equal to 175,000 option shares) would have vested on the first anniversary of the May 12, 2024 and the remaining 525,000 option shares would have vested in equal amounts on an annual basis over the three-year period starting with the first anniversary of the May 12, 2024; and (ii) up to 50% of the option shares subject to the Barrett Option (equal to 700,000 option shares) would have vested based upon the achievement of the following performance objectives: (i) 20% of the 50% (equal to 140,000 shares) would have vested when the Company had a market capitalization of not less than one billion dollars ($1.0B) for 270 consecutive days; (ii) 20% of the 50% (equal to 140,000 shares) would have vested when the Company had a market capitalization of not less than one billion five hundred million dollars ($1.5B) for 270 consecutive days; (iii) 20% of the 50% (equal to 140,000 shares) would have vested when the Company had a market capitalization of not less than two billion two hundred fifty million dollars ($2.25B) for 270 consecutive days; (iv) 20% of the 50% (equal to 140,000 shares) would have vested when the Company had a market capitalization of not less than three billion dollars ($3.0B) for 270 consecutive days; and (v) 20% of the 50% (equal to 140,000 shares) would have vested when the Company had a market capitalization of not less than four billion dollars ($4.0B) for 270 consecutive days.

In exchange for a signed release of claims, Mr. Barrett was entitled to receive (i) severance payments equal to his base annual salary plus $106,009.61; (ii) partial acceleration of certain stock options allowing him to purchase up to 101,000 shares of Company common stock; and (iii) continuation of Company-paid health insurance benefits under COBRA for up to twelve months.

Mitchell E. Levinson (Former Chief Strategy Officer)

We entered into an employment agreement with Mr. Levinson on August 19, 2021, when he joined the Company as our Chief Strategy Officer. The employment agreement had no specific term and constituted at-will employment. At the time of his appointment as our Chief Strategy Officer, in August 2021, Mr. Levinson’s annual base salary was $360,000 and his annual target bonus equaled 50% of his annual base salary, subject to achievement of performance objectives set by the Company's Board of Directors. During his employment, Mr. Levinson was also eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

Mr. Levinson’s employment agreement provided him the right to receive an option to purchase up to 65,510 shares of our Common Stock (the “Levinson Option”). The Levinson Option would have vested as follows had he continued to provide services to the Company as a Service Provider, as defined by the Company’s equity plans, through each such vesting date: (a) 50% of the option shares granted (32,755 option shares) will vest in three equal installments (10,918 option shares) on the second, third and fourth anniversary of the start date and (b) 50% of the option shares (32,755 option shares) will vest upon the achievement of performance objectives established in good faith by the Compensation Committee of the board of directors, with vesting targets set at 25% (8,188 option shares) on each annual anniversary of the Start Date.  Throughout his service as our Chief Strategy Officer, in addition to the Levinson Option, Mr. Levinson was awarded additional common stock awards totaling 386,197 shares, subject to vesting criteria.

In exchange for a signed release of claims, Mr. Levinson was entitled to receive (i) severance payments of half of his base annual salary; (ii) partial acceleration of certain stock options allowing him to purchase up to 6,587 shares of Company common stock; and (iii) continuation of Company-paid health insurance benefits under COBRA for up to eighteen months.

Policies Concerning Equity Awards

Although our Insider Trading Policy does not expressly address when we may grant equity awards to our directors, officers and other employees, in keeping with the spirit of the policy, the Company's Compensation Committee generally does not grant awards to directors, officers or other employees with access to material non-public information about the Company during a trading blackout period, and the Company does not take material non-public information into account when determining the timing and terms of its equity awards. Moreover, the Company does not have a policy or practice of timing the disclosure of material non-public information for the purpose of affecting the value of executive compensation.  Option awards to our non-employee directors are made following each annual meeting of stockholders pursuant to the terms of our Non-Employee Director Compensation Policy, which was most recently amended on August 9, 2024.

Clawback Policy

In 2023, we adopted the Incentive-Based Compensation Clawback Policy (the “Clawback Policy”) which complies with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Production Act of 2010, as codified in Section 10D of the Exchange Act. In the event we are required to prepare an accounting restatement, our Clawback Policy requires the recovery of any erroneously awarded compensation received by certain covered individuals (including our NEOs) on or after October 2, 2023, unless such recovery would be impracticable, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act.

AUDIT COMMITTEE REPORT

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Our Audit Committee is composed of “independent” directors, as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on our website at www.pulsebiosciences.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent auditor’s qualifications and independence, the performance and scope of independent audit procedures performed on our financial statements and internal control, and management’s process for assessing the adequacy of our system of internal control. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

●	reviewed and discussed our audited financial statements with management and Deloitte & Touche LLP, the independent auditors;
●	discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;
●

received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and discussed with the auditors their independence; and

●	discussed with Deloitte & Touche LLP critical audit matters included in their audit opinion.

In addition, the Audit Committee has regularly met separately with management and with Deloitte & Touche LLP, and further to the matters specified above, has discussed with Deloitte & Touche LLP the overall scope, plans, and estimated costs of its audit. The Audit Committee met with Deloitte & Touche LLP periodically to discuss the results of their examinations, the overall quality of our financial reporting, and their reviews of the quarterly financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the  year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Manmeet S. Soni (Chair)

Richard A. van den Broek

Maria Sainz

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we are aware of no late Section 16(a) reports required to be filed by our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities in the year ended December 31, 2025 other than, on February 11, 2025, Dr. Zanganeh filed a Form 4 reporting the exercise of warrants to purchase Common Stock on January 24, 2025 and February 3, 2025.

Stockholder Proposals

Stockholder Proposals for 2027 Annual Meeting

The Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates sets out that the Nominating and Corporate Governance Committee will consider recommendations for candidates to the Board of Directors from stockholders holding at least ten percent (10%) of the fully diluted capitalization of the Company continuously for at least twenty-four (24) months prior to the date of the submission of the recommendation.

We intend to hold our 2027 annual meeting of stockholders in either May or June of 2027. Pursuant to Rule 14a-8 of the Exchange Act, the submission deadline for stockholder proposals to be included in our proxy materials for the 2027 annual meeting of stockholders is either (i) 120 days before the date that our proxy statement for the 2027 annual meeting of stockholders is first made available to our stockholders or (ii) if the date of the 2027 annual meeting is changed by more than 30 days from the one-year anniversary of the 2026 annual meeting date, then a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting. Since we anticipate our 2027 annual meeting will be held in either May or June 2027, we will give our stockholders a reasonable amount of time to submit any stockholder proposals to be included in our proxy materials for the 2027 annual meeting of stockholders.  To be considered timely, all such proposals must be in writing and received by our Corporate Secretary at Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545 by close of business on or before Monday, January 11, 2027 in order to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders.  Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2027 annual meeting of stockholders, notice must be submitted in accordance with our bylaws or in accordance with Rule 14a-19 as promulgated under the Exchange Act or as otherwise permitted by law and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2027 annual meeting of stockholders changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2027 annual meeting of stockholders.

Advance Notice Procedure for 2027 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our Bylaws as in effect from time to time. For the 2027 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545, not later than the close of business on the 45th day, nor earlier than the close of business on the 75th day, before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s annual meeting. However, if the 2027 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2026 Annual Meeting of Stockholders, which we expect it will be, as discussed above, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2027 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current Bylaws is being filed with this Annual Report on Form 10-K for the year ended December 31, 2025 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders.  This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders.  Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at IR@pulsebiosciences.com or Investor Relations, Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545.

Fiscal Year 2025 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at www.pulsebiosciences.com and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, CA 94545.

Internet Access

As required by Securities and Exchange Commission (SEC) rules, we are making this Proxy Statement and our Annual Report on Form 10-K, as amended, available to our shareholders electronically via the Internet.

Additional Matters

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            THE BOARD OF DIRECTORS

Hayward, California

May 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLSE2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00297-P53905 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PULSE BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Robert W. Duggan	☐	☐	☐
1b. Paul A. LaViolette	☐	☐	☐
1c. Maria Sainz	☐	☐	☐
1d. Manmeet S. Soni	☐	☐	☐
1e. Darrin R. Uecker	☐	☐	☐
1f. Richard A. van den Broek	☐	☐	☐
1g. Mahkam Zanganeh, D.D.S.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T00298-P53905

PULSE BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 11, 2026 at 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul A. LaViolette and Jon Skinner, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PULSE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 11, 2026 at 11:00 AM Eastern Time via live audio webcast by visiting www.virtualshareholdermeeting.com/PLSE2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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